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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                                                                        Contact:
                                                              Katharine W. Kenny
                                                    Director, Investor Relations
                                                                  (804) 788-1824

                         MASSEY ENERGY ANNOUNCES CLOSING
                        OF 4.75% CONVERTIBLE SENIOR NOTES

Richmond, Virginia, May 29, 2003 - Massey Energy Company (NYSE:MEE) announced today the closing of its private offering of $132 million principal amount of 4.75% convertible senior notes due May 15, 2023. The aggregate $132 million of notes includes the previously announced offer of $110 million plus a full exercise by the initial purchasers of their option to purchase an additional $22 million of notes. The Company used the proceeds of the offering to permanently repay indebtedness under its existing revolving credit facility.

The Company reported that the convertible senior notes are part of its overall refinancing program, currently being negotiated with financial institutions, which when completed would replace the Company's existing credit facility, scheduled to expire on November 25, 2003.

The notes were offered only to qualified institutional buyers and non-U.S. persons, pursuant to Rule 144A and Regulation S, respectively, of the Securities Act of 1933, at a price of $1,000 per note. The notes are unsecured and unsubordinated obligations of the Company which are convertible into shares of the Company's common stock initially at a conversion rate of 51.573 shares of common stock per $1,000 principal amount of notes (equal to an initial conversion price of $19.39 per share). Holders of the notes may convert their notes into shares of the Company's common stock: (i) if the Company's common stock maintains a certain per share price over a certain period, (ii) upon the Company's call for redemption, (iii) upon the occurrence of certain specified corporate transactions or (iv) upon the occurrence of certain events relating to a decline in the rating of the notes. The notes are guaranteed by the Company's wholly owned subsidiary, A.T. Massey Coal Company, Inc.

In addition to the holders' right to convert the notes into shares of common stock of the Company, the holders may require the Company to purchase all or a portion of their notes on May 15, 2009, May 15, 2013 and May 15, 2018. Notes purchased on May 15, 2009 will be paid for in cash. Notes purchased on May 15, 2013 or May 15, 2018 may be paid for, at the option of the Company, in cash or the Company's common stock, or a combination thereof.

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In addition, upon the occurrence of certain events prior to May 15, 2009, the holders of the notes may require the Company to purchase all or a portion of their notes for cash. On or after May 20, 2009, the Company may redeem for cash all or a portion of the notes.

In connection with this private offering, the securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Massey Energy Company, headquartered in Richmond, Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

FORWARD-LOOKING STATEMENTS: The foregoing release contains forward-looking statements. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. No assurance can be given that the proposed offering can be completed on acceptable terms. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements can be found in press releases as well as Massey's public periodic filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on March 31, 2003 (as amended by Form 10-K/A filed on April 9,
2003). Such filings are available either publicly or upon request from Massey's Investor Relations Department: (866) 814-6512. Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please contact: Investor Relations, Katharine W. Kenny, (804) 788-1824, of Massey or e-mail the Company at www.masseyenergyco.com.

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